UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – February 3, 2012

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22573 (Commission File Number)	65-0774638 (I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 1, 2012, Axion Power International, Inc. (the “Company”) reported on a Current Report on Form 8-K that it had entered into definitive agreements to sell no more than 28,571,429 shares of common stock, par value $0.0001 per share (the “Shares”), at a price per share of $0.35 for gross proceeds up to $10,000,000 (the “Offering”), before deducting placement agents’ fees and estimated offering expenses (the “Offering”). The Shares were offered directly by Axion pursuant to an effective shelf registration statement previously filed with, and declared effective by, the Securities and Exchange Commission on July 14, 2011.

On February 3, 2012, the Company consummated this Offering and sold 26,850,845 Shares for a total purchase price of $9,395,200. The co-placement agents to the transaction, Philadelphia Brokerage Corporation and Emerging Growth Equities, Ltd. were paid total cash fees of $654,164. The net proceeds of the Offering after paying cash fees to the co-placement agents and estimated expenses of the Offering of approximately $125,000, were $8,616,036. The co-placement agents are also due an equity portion of their fee of 801,017 Shares which will be issued upon receipt of requisite FINRA approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 9, 2012

Axion Power International, Inc.

By:	/s/ Charles R. Trego
Charles R . Trego
Chief Financial Officer

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